                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made part of this registration statement.

                                          /s/ Thierry Aymonier
                                          -----------------------------
                                          BARBIER FRINAULT & ASSOCIES
                                          Member of Andersen Worlwide SC
                                          Thierry Aymonier

Paris, France,
August 1, 1996